                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                             DAIN RAUSCHER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

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     (4) Date Filed:

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
Dain Rauscher
2000 Proxy Statement


March 24, 2000




To Our Stockholders,

   You are cordially invited to attend the Annual Meeting of Stockholders of Dain Rauscher Corporation. The meeting will be held in the first floor Auditorium of the Lutheran Brotherhood Building, 625 Fourth Avenue South, Minneapolis, Minnesota, on Thursday, April 27, 2000, at 3:30 p.m. (CT). At the meeting, you will hear a report on our operations and have a chance to meet your directors and executives.

   This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also briefly describes how the Board of Directors operates and gives background information about our director candidates.

   Irrespective of the number of shares you own, we hope your shares will be represented at the meeting. This year you may vote your shares by using a toll-free telephone number or via the Internet. Your proxy card contains instructions for using these convenient services. Of course, you may still vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it in the enclosed envelope.

                              Sincerely,



                              Irving Weiser
                              Chairman, President and Chief Executive Officer

Notice of 2000 Annual Meeting of Stockholders


   Time:   3:30 p.m. (CT)

   Date:   Thursday, April 27, 2000

   Place:  First Floor Auditorium
           Lutheran Brotherhood Building
           625 Fourth Avenue South, Minneapolis, Minnesota


Purposes:

   -    To elect ten directors to hold office for one year

   -    To approve the new Employee Stock Purchase Plan

   - To ratify the selection of KPMG LLP as Dain Rauscher's independent auditors for the fiscal year ending December 31, 2000

   -    To transact other business if properly raised

   Only stockholders of record on March 2, 2000, may vote at the meeting. A list of stockholders will be available at Dain Rauscher's Minneapolis headquarters beginning on April 14, 2000, for examination by any stockholder for any purpose relevant to the meeting.

   Your vote is important. Please vote your proxy by telephone or via the Internet, as described in the instructions on the enclosed proxy card, or complete, sign, date and promptly return your proxy card in the enclosed envelope.

                                 By Order of the Board of Directors



                                 Carla J. Smith
                                 Secretary


Minneapolis, Minnesota
March 24, 2000

Proxy Statement

ANNUAL MEETING OF STOCKHOLDERS, THURSDAY, APRIL 27, 2000

   The Board of Directors of Dain Rauscher Corporation is soliciting proxies to be voted at the Annual Meeting of Stockholders. The following provides general information relating to voting your shares. This proxy statement was first mailed to stockholders on or about March 24, 2000.

Who can vote:
   Record holders of Dain Rauscher common stock as of March 2, 2000, may vote at the Annual Meeting.

How proxies work, and how to vote:
   Dain Rauscher's Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the meeting in the manner you direct. You may vote your shares in person at the meeting, but we recommend that you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.
   If you vote your proxy by telephone or via the Internet, or return your signed proxy card before the Annual Meeting, we will vote your shares as you direct. You have three choices on each matter to be voted upon. For Proposal 1, the election of directors, you may vote for (a) all of the nominees, (b) none of the nominees, or (c) all of the nominees except those whom you designate. For the other proposals, you may vote "FOR," "AGAINST," or "ABSTAIN" from voting.
   If you vote by telephone or via the Internet, or if you sign and return the enclosed proxy card, without specifying how to vote, we will vote your shares "FOR" the election of all nominees for director; "FOR" approval of the Employee Stock Purchase Plan; "FOR" ratification of independent auditors; and as otherwise recommended by the individuals named as proxies on the proxy card on any other matter properly raised at the meeting. Your proxy may not be voted for more than ten directors.
   If you vote your proxy but withhold authority to vote for certain specified director nominees or abstain from voting on any or all of the other proposals, your shares will be considered present for purposes of determining a quorum and for purposes of calculating the vote total with respect to such director nominees or proposal, but will not be counted as a vote for that director or proposal.
   If your shares are held in the name of your broker, a bank, or other nominee ("street name" shares), and you do not tell the nominee how to vote your shares, the nominee can vote them as it sees fit only on matters that the New York Stock Exchange determines to be routine. For non-routine matters, these "broker nonvotes" will be counted as present to determine if a quorum exists but will not be counted as having been voted.

How to revoke or change your vote:
   You may revoke your proxy before it is voted by (a) submitting a new proxy by telephone or via the Internet, or by signing and returning a written proxy with a later date, (b) voting in person at the meeting, or (c) notifying Dain Rauscher's Secretary in writing at the company's Minneapolis headquarters. (The address is listed on page 20.)

Quorum:
   In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

Votes needed:
   Each share of Dain Rauscher common stock is entitled to one vote. The affirmative vote of a majority of the shares of stock represented at the meeting and entitled to vote is required for the election of each director. Cumulative voting is not permitted. The affirmative vote of a majority of the outstanding shares of stock present and entitled to vote is required to approve each other proposal.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
   The following table sets forth information concerning the beneficial ownership of Dain Rauscher's common stock by directors and executive officers (designated under the rules of the Securities and Exchange Commission) named in the Summary Compensation Table and all directors and executive officers as a group (16 persons). We are not aware that any person or group beneficially owned 5 percent or more of our common stock as of March 2, 2000. Unless we have indicated otherwise, the information below is current as of March 2, 2000, and each named beneficial owner possesses sole voting and investment power with respect to all shares. On March 2, 2000, Dain Rauscher had 12,798,598 shares of common stock outstanding.

                                                                     Amount and Nature              Percent
        Name of Beneficial Owner                  Title of Class  of Beneficial Ownership           of Class
        John C. Appel.............................. Common             194,079   (1) (2) (3)         1.5%
        J. Evans Attwell........................... Common              14,134   (1) (4)                *
        Susan S. Boren............................. Common              19,827   (1) (4)                *
        F. Gregory Fitz-Gerald..................... Common              25,979   (1) (4)                *
        Peter M. Grant............................. Common              69,323   (1) (2) (3) (6)        *
        Walter F. Mondale.......................... Common               6,436   (1) (4)                *
        C.A. Rundell, Jr........................... Common              11,791   (1) (4)                *
        Robert L. Ryan............................. Common              13,791   (1) (4)                *
        Arthur R. Schulze, Jr...................... Common              33,480   (1) (4)                *
        Ronald A. Tschetter........................ Common             168,390   (1) (2) (3)         1.3%
        Irving Weiser.............................. Common             418,646   (1) (2) (3) (5)     3.3%
        Kenneth J. Wessels......................... Common              49,980   (1) (2) (3)            *
        All directors and executive
          officers as a group (16 persons)......... Common           1,141,306   (1) (2) (3) (4) (5) (6)8.9%

   -------------
   *     Less than 1%

   (1) This number includes the following number of shares which could be issued upon exercise of currently exercisable options: Mr. Appel, 96,150; Mr. Attwell, 8,000; Ms. Boren, 11,000; Mr. Fitz-Gerald, 11,000; Mr. Grant, 2,334; Mr.
Mondale, 6,000; Mr. Rundell, 11,000; Mr. Ryan, 11,000; Mr. Schulze, 11,000; Mr.
Tschetter, 65,850; Mr. Weiser, 258,467; Mr. Wessels, 21,600; and all directors and executive officers as a group, 559,014.
   (2) This number includes the following number of shares allocated to accounts under Dain Rauscher's Retirement Plan as of March 2, 2000: Mr. Appel, 14,916; Mr. Grant, 77; Mr. Tschetter, 26,808; Mr. Weiser, 18,506; Mr. Wessels, 120; and all directors and executive officers as a group, 64,296. As of March 2, 2000, a total of 3,172,647 shares of Dain Rauscher common stock, or 24 percent of the outstanding, were held in the Retirement Plan. Voting of shares held in the Retirement Plan is passed through to the participating employees. An overview of the Retirement Plan is provided on page 14.
   (3) This number includes the following number of deemed shares credited to accounts under the Management Deferred Stock Plan (formerly called the Executive Deferred Compensation Plan): Mr. Appel, 60,230; Mr. Grant, 22,417; Mr. Tschetter, 59,830; Mr. Weiser, 87,392; Mr. Wessels, 18,260; and all directors and executive officers as a group, 267,599. Prior to January 1999, shares purchased with participant contributions to the Management Deferred Stock Plan were held in a separate trust. After January 1999, share amounts are deemed to be credited to the respective participant accounts. As of March 2, 2000, a total of 431,879 shares or deemed shares of Dain Rauscher common stock were credited to the accounts of participants in the Management Deferred Stock Plan and 305,975 shares, or 2.3 percent of the outstanding, were held in the related trust that had been funded prior to January 1999. Shares held in the trust will be voted by the trustee in its sole discretion. Deemed shares credited under the Management Deferred Stock Plan, other than those held in the trust, are not issued and outstanding and therefore do not have voting rights. An overview of the Management Deferred Stock Plan is provided on page 14. This number also includes the following number of deemed shares credited to accounts under the Wealth Accumulation Plan as of December 31, 1999: all directors and executive officers as a group, 1,072. As of December 31, 1999, 660,713 deemed shares of Dain Rauscher common stock were credited to the accounts of participants under the Wealth Accumulation Plan. Because these are deemed shares and there is no related trust, no voting rights are associated with these shares. The Wealth Accumulation Plan is a deferred compensation plan in which certain executive officers, other than those named in this proxy statement, formerly were eligible to participate. Executive officers are no longer eligible to participate in the Wealth Accumulation Plan.
   (4) This number includes the following number of unvested restricted shares received in lieu of cash compensation under a former program available to directors: Ms. Boren, 241; and Mr. Schulze, 481; and all directors and executive officers as a group, 722. Participating directors may vote and receive distributions on restricted shares, but may not dispose of or pledge them until the shares are fully vested. Unvested shares are subject to forfeiture incertain circumstances. All of these unvested shares vest no later than May 2001. This number also includes the following number of deferred shares of Dain Rauscher common stock credited to each non-employee director's account under the Directors' Deferred Compensation Plan upon the termination, in April 1999, of the company's retirement agreement program for directors: Mr. Attwell, 300; Ms. Boren, 1,111; Mr. Fitz-Gerald, 2,795; Mr. Mondale, 136; Mr. Rundell, 791; Mr. Ryan, 791; and Mr. Schulze, 2,795. The number of shares credited to each director's account was equivalent to the present value of his or her accrued benefit for service through April 1999. Finally, the amounts shown also include the following number of deferred shares of Dain Rauscher common stock credited to the directors' accounts under the Directors' Deferred Compensation Plan in lieu of receiving cash or options for the annual retainer, special retainer and/or meeting and other fees: Mr. Attwell, 86; Ms. Boren, 184; Mr. Fitz-Gerald, 184; and Mr. Schulze, 551. Deferred shares are deemed to be credited to each director's account, and may not be voted, pledged or transferred by the participant. All deferred shares credited under the plan will be paid out in shares of Dain Rauscher common stock after termination of the director's service with the Board. An overview of the directors' compensation program is provided on page 8.
   (5) This number includes 3,445 shares held in trust accounts for the benefit of Mr. Weiser's children for which Mr. Weiser has sole voting and dispositive power, and 4,000 shares held in the estate of Mr. Weiser's deceased father for which Mr. Weiser, as co-executor and co-trustee, has shared voting and dispositive power. This number excludes 420 shares beneficially owned by Mr. Weiser's spouse and disclaimed by Mr. Weiser.
   (6) This number includes an aggregate of 81,205 shares of unvested restricted stock granted to Mr. Grant and certain unnamed executive officers under the 1996 Stock Incentive Plan. These restricted shares become fully vested no later than January 28, 2005. Holders of restricted shares may vote and receive distributions on these shares, but may not dispose of or pledge them. Restricted shares are also subject to forfeiture under certain circumstances until they are fully vested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
   Section 16(a) of the Securities Exchange Act of 1934 requires that Dain Rauscher's directors and executive officers file reports of their ownership, and any changes in their ownership, of Dain Rauscher's common stock. Dain Rauscher is also required by this rule to identify any late reporting of this information by Dain Rauscher directors and executive officers. Dain Rauscher believes that during 1999 all directors and executive officers complied with their Section 16(a) filing requirements.


Proposal 1 -- Election of Directors

NOMINEES
   The Board of Directors has nominated the ten director candidates named below to hold office until the next annual meeting of stockholders, or until their successors are elected (except where a director has died, resigned, or been removed). In the event that any nominee becomes unable or unwilling to serve as a director for any reason, your proxy will be voted by the named persons in their best judgment.
   Two of the nominees for election, Mr. Weiser and Mr. Appel, are executive officers of Dain Rauscher and its wholly owned subsidiary, Dain Rauscher Incorporated ("DRI"). Additionally, Mr. Weiser and Mr. Appel held executive officer positions at DRI's two predecessor firms, Dain Bosworth Incorporated ("DBI") and Rauscher Pierce Refsnes, Inc. ("RPR"), which were merged in January 1998 to form DRI. Mr. Wessels, although no longer an executive officer, continues to be employed by DRI.
   The accompanying proxy is intended to be voted "FOR" the election of the nominees named below, unless authority to vote for one or more of the nominees is withheld as specified in the proxy card.
   Each director nominee has furnished the following information regarding his or her principal occupations or employment during the last five years, and his or her directorships of other reporting companies.

JOHN C. APPEL
Vice Chairman
Dain Rauscher Corporation
President, Fixed Income Capital Markets
Dain Rauscher Incorporated
51
Director since 1995

   Mr. Appel was named President, Fixed Income Capital Markets in January 2000. He was named Vice Chairman and Chief Financial Officer of Dain Rauscher in October 1997 and of DRI in January 1998. He was Chief Executive Officer of DBI from February 1997 through December 1997, President and Chief Operating Officer of DBI from 1994 through December 1997, and an Executive Vice President of Dain Rauscher from 1990 until October 1997. Mr. Appel served as Chief Financial Officer of Dain Rauscher from 1986 to 1994 and as Chief Financial Officer of DBI from 1990 to 1994. Mr. Appel also serves as a director of Smith Breeden Associates, a registered investment adviser.

J. Evans Attwell
Of Counsel
Vinson & Elkins LLP
68
Director since 1996

   Mr. Attwell is Of Counsel to the Houston-based law firm of Vinson & Elkins LLP. He was a partner in the firm from 1965 through 1995, and served as its Managing Partner from 1981 through 1991. Mr. Attwell also serves as a director of American General Corporation and Ocean Energy, Inc.

Susan S. Boren
Director
Spencer Stuart
52
Director since 1993

   Ms. Boren has been a Director of Spencer Stuart, a senior executive search consulting firm, since May 1998. Previously, Ms. Boren was President of Trillium Advisors, Inc., a governance consulting firm. From 1981 through 1995, Ms. Boren was an executive with Dayton Hudson Corporation in financial, human resources and operating roles. Ms. Boren also serves as a director of Valspar Corporation.

F. Gregory Fitz-Gerald
President
The ANSR Company, LLC
58
Director since 1987

   Mr. Fitz-Gerald is President of The ANSR Company, LLC, a private company engaged in investment research using genetic algorithms and evolutionary computation. Previously, he held senior executive positions with Commercial Credit Company and Primerica Corporation, American Express Company, and Merrill Lynch & Co., Inc.

Walter F. Mondale
Partner
Dorsey & Whitney, LLP
72
Director since 1997

   Mr. Mondale is a partner with the Minneapolis-based law firm of Dorsey & Whitney, LLP. From 1993 through 1996, Mr. Mondale was the U.S. Ambassador to Japan. Prior to that he was the Democratic Party's nominee for President, Vice President of the United States, a U.S. Senator, and Attorney General for the State of Minnesota. Mr. Mondale also serves as a director of several Black Rock mutual funds managed by Black Rock Financial Management, Inc.; Northwest Airlines Corporation; the Mayo Foundation; CNA Financial Corp.; St. Jude Medical, Inc.; and UnitedHealth Group Incorporated.

C. A. Rundell, Jr.
Former President and
Chief Executive Officer
Tyler Corporation
68
Director since 1994

   Mr. Rundell has been a private investor and financial consultant, doing business as Rundell Enterprises, since he retired as Chairman of the Board, President and Chief Executive Officer of Cronus Industries, Inc. in 1988. From October 1997 to December 1998, he also served as President and Chief Executive Officer of Tyler Corporation. Mr. Rundell remains a director and member of the Executive Committee of Tyler Corporation and a director of Tandy Brands Accessories, Inc.; Renaissance U.S. Growth and Income Trust, P.L.C.; and Renaissance Capital Growth and Income Fund III, Inc. He also serves as chairman of NCI Building Systems, Inc. and chairman of the board of Integrated Security Systems, Inc.

Robert L. Ryan
Senior Vice President
Chief Financial Officer
Medtronic, Inc.
56
Director since 1994

   Mr. Ryan has been Senior Vice President and Chief Financial Officer of Medtronic, Inc. since 1993. Prior to joining Medtronic, he had been Vice President, Finance, and Chief Financial Officer of Union Texas Petroleum Corp. since 1984. Mr. Ryan also is a director of UnitedHealth Group Incorporated and Brunswick Corporation.

Arthur R. Schulze, Jr.
Former Vice Chairman of the Board
General Mills, Inc.
69
Director since 1987

   Mr. Schulze retired from his position as Vice Chairman of the Board of General Mills, Inc. in 1993, a position he had held since 1989. He previously served as Executive Vice President of General Mills, Inc. and President of its Grocery Products Food Group.

Irving Weiser
Chairman, President and
Chief Executive Officer,
Dain Rauscher Corporation
Dain Rauscher Incorporated
52
Director since 1985

   Mr. Weiser has been Dain Rauscher's Chairman since 1995, its Chief Executive Officer since 1990, and its President since 1985. Mr. Weiser has been President and Chief Executive Officer of DRI since January 1998, and Chairman of DRI and DBI since 1990. From 1990 to February 1997, Mr. Weiser held various other executive positions with DBI and its predecessors, including serving as DBI's Chief Executive Officer.

Kenneth J. Wessels
Chairman, Dain Rauscher Wessels Division,
Dain Rauscher Incorporated
57
Director since 1998

   Mr. Wessels is Chairman of Dain Rauscher Wessels, the equity capital markets division of DRI. From April 1998 to January 2000, Mr. Wessels was Senior Executive Vice President of Dain Rauscher and President, Dain Rauscher Wessels. From 1986 until their acquisition by Dain Rauscher in March 1998, Mr. Wessels was the Chief Executive Officer and a Managing Director of each of Wessels, Arnold & Henderson, LLC, an institutional equity sales, trading and investment banking firm based in Minneapolis; and Wessels, Arnold & Henderson Group, LLC. Mr. Wessels is currently serving on the Board of Governors of the National Association of Security Dealers, Inc. (NASD). He also served as Chairman of its Board of Governors in 1990 and has also served on various NASD committees and task forces.

Information Regarding Dain Rauscher's Board of Directors

BOARD COMMITTEES
   The Board of Directors appoints committees to help carry out its duties. Board committees work on key issues in greater detail than would be possible at full Board meetings. Each Committee reviews the results of its meetings with the full Board. Dain Rauscher has the following Board Committees:

Audit Committee
   Members: Messrs. Fitz-Gerald (chairperson), Attwell and Rundell Number of Meetings in 1999: 6

Functions:

   - Assists the Board of Directors in fulfilling its responsibility relative to the integrity of financial information reported by Dain Rauscher by:
     [  ] monitoring Dain Rauscher's financial reporting process;
     [  ] monitoring Dain Rauscher's systems and processes for assessing risk and maintaining an adequate system of internal controls; and
     [  ] overseeing, supporting and evaluating the independent external and internal audit processes.
   - Evaluates and nominates the independent auditors to be selected by the Board of Directors and recommended for ratification by the shareholders.
   - Provides functional supervision of the internal audit department.

Compensation and Organization Committee
   Members: Ms. Boren (chairperson), Messrs. Mondale, Ryan and Schulze Number of meetings in 1999: 7

Functions:
   - Approves the compensation philosophy and structure for Dain Rauscher's senior management;
   - Determines the amount of compensation for Dain Rauscher's Chief Executive Officer and approves the amounts for the members of the company's Executive Committee;
   - Reviews and evaluates the performance of Dain Rauscher's Chief Executive Officer and Board of Directors;
   - Consults with Dain Rauscher's Chief Executive Officer and Board of Directors concerning organizational matters;
   - Administers Dain Rauscher's stock-based benefit and deferred compensation plans; and
   - Acts as the Board's nominating committee by reviewing new Board candidates and recommending annually the slate of directors for approval by the Board of Directors and stockholders.

   The Compensation and Organization Committee will consider your suggestions for possible director candidates if you submit in writing the name, biographical information and a summary of the person's qualifications to the Secretary at the address listed on page 20. You must submit this information to the Secretary at least 120 days prior to the date of the stockholder meeting at which your candidate would be considered.

MEETINGS OF THE BOARD AND BOARD COMMITTEES
   The Board of Directors met five times in 1999. During 1999, no director, other than Mr. Mondale, attended fewer than 75 percent of the meetings of the Board and Committees upon which such director served. Mr. Mondale attended eight of twelve total meetings (67 percent) for the year.

DIRECTOR COMPENSATION

   Retainers and Fees. Dain Rauscher employees receive no additional compensation for serving as directors. In February 1999, the Board of Directors approved certain changes to the Board compensation program to make the compensation paid to non-employee directors more competitive and to better align the interests of such directors with the interests of Dain Rauscher's stockholders. The amount of the annual retainer was increased from $15,000 to $18,000 and is paid at the start of each board year in Dain Rauscher's common stock rather than in cash, subject to a one-year vesting requirement. The number of shares to be issued is determined based on the average price of Dain Rauscher common stock on the New York Stock Exchange over the five trading days preceding the date of the annual meeting. Directors also may elect to receive their annual retainer in five-year options rather than in stock. The number of options granted is four times the number of shares of common stock the director would otherwise receive, and the exercise price is equal to the closing price per share of Dain Rauscher common stock as reported on the New York Stock Exchange on the day prior to the date of grant. These options vest one year from the date of the grant. The amount of the special retainer for the chairpersons of the Audit Committee and Compensation and Organization Committee was increased from $1,800 to $5,000 annually in recognition of the increased amount of responsibility and time commitment being required of the chairpersons. This special retainer is paid quarterly in cash. The meeting fees of $1,000 per Board or committee meeting attended and per diem compensation rates of $1,000 per whole day and $500 per half day for substantial additional time spent on company matters remained the same. These fees are also paid quarterly in cash.

   Directors' Deferred Compensation Plan. Effective April 27, 1999, Dain Rauscher put into place a new Directors' Deferred Compensation Plan. Under this plan, each director may defer up to 100% of his or her annual retainer stock payment, and up to 100% of his or her quarterly cash payments for any special retainer and meeting and other fees, in Dain Rauscher common stock. The value of the annual retainer deferral is based on the average price of Dain Rauscher common stock on the New York Stock Exchange over the five trading days preceding the date of the annual meeting, and the value of the quarterly special retainer and fees deferral is based on the average of the closing prices of Dain Rauscher common stock on the New York Stock Exchange over the last five trading days of the quarter in which the retainer and fees were earned. All payments deferred by a director under this plan are payable, at the election of the director, in a lump sum payout or in annual installments over a period of up to three years after termination of his or her Board service.

   Termination of Retirement Agreement Program. Dain Rauscher terminated its prior directors' retirement agreement program, effective April 27, 1999. Under this program, Dain Rauscher had entered into a retirement agreement with each non-employee director which provided that, upon retirement from the Board after at least five years of service as a director, he or she would receive an annual retainer fee for the number of years served (up to a maximum of ten years). As a result of the termination of this program, no additional benefits were earned after April 1999 and each director received a deferred stock award for his or her then-accrued benefit under the plan. For each director, the deferred stock award was equivalent to the present value of his or her accrued benefit for service through April 1999. These deferred shares were credited to each director's account under the new Directors' Deferred Compensation Plan described above, and will be paid out after termination of his or her Board service in accordance with the terms of the new plan.

   Options to Purchase Dain Rauscher Common Stock. Under Dain Rauscher's 1996 Stock Incentive Plan, each non-employee director is automatically granted, upon each election or reelection to the Board, a five-year, non-qualified option to purchase 2,000 shares of Dain Rauscher's common stock. This option vests in full six months after the date of grant, and its exercise price is equal to the closing price per share of Dain Rauscher common stock as reported on the New York Stock Exchange on the day prior to the date of grant.


COMPENSATION

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

   This report was prepared at the direction of the Compensation and Organization Committee of the Board of Directors (the "Committee"), which is composed entirely of non-employee directors. The Committee establishes the compensation philosophy and program of Dain Rauscher on behalf of the Board of Directors, determines the compensation of Dain Rauscher's Chief Executive Officer, and approves the compensation of the company's executive committee members. These officers are collectively referred to in this section as the "Executive Officers."

Compensation Philosophy
   Dain Rauscher's compensation philosophy and program support and reinforce growth in shareholder value. Dain Rauscher's Executive Officer compensation program is designed to reward a combination of company, business unit, and individual results. Specifically, the Committee seeks to achieve the following objectives:
   - To attract, motivate and retain highly qualified Executive Officers through a competitive total compensation program.
   - To encourage Executive Officers to purchase and hold significant amounts of Dain Rauscher stock.
   - To require that a substantial portion of Executive Officer compensation be tied to the achievement of financial and strategic objectives for Dain Rauscher and individual business units.

COMPONENTS OF THE EXECUTIVE OFFICER COMPENSATION PROGRAM
   The main components of Dain Rauscher's Executive Officer compensation program are base salary, annual bonus, deferred compensation, and long-term incentive compensation.

Base Salary
   The first component of Dain Rauscher's Executive Officer compensation program is cash compensation in the form of base salary. Base salary generally represents a small portion of the Executive Officers' cash compensation and is set close to the median relative to comparable firms in the securities industry.

Annual Bonus
   The second component of Dain Rauscher's Executive Officer compensation program consists of the annual performance-based bonus. The annual bonus typically makes up over 80% of the Executive Officers' total cash compensation, and is determined on the basis of several factors, including Dain Rauscher's performance, the performance of the individual executive, and the performance of his or her operating unit during the year. The annual bonus is awarded early in the following year. In evaluating performance, achievement of both financial and strategic objectives are considered. The Committee believes that basing a substantial portion of an Executive Officer's compensation on performance motivates the executive to perform at the highest possible level.

Deferred Compensation
   An integral part of Dain Rauscher's annual cash compensation program is the Dain Rauscher Management Deferred Stock Plan (formerly known as the Executive Deferred Compensation Plan). This plan, which is described in more detail on page 14, was created in order to increase stock ownership among Executive Officers and senior management of the company. The plan requires that a certain portion of each Executive Officer's total cash compensation (salary plus bonus) be deferred and invested in Dain Rauscher stock, subject to a two-year vesting requirement. The plan also permits an additional portion of each Executive Officer's total cash compensation to be deferred and invested in Dain Rauscher common stock at the discretion of the employee. Deferred amounts are matched by Dain Rauscher at a rate that varies depending on the company's net return on average equity. The Committee believes that programs such as the Management Deferred Stock Plan will further align the Executive Officers' long-term financial and strategic interests with those of Dain Rauscher's stockholders.

Long-Term Incentive Compensation
   The last component of Dain Rauscher's Executive Officer compensation program is long-term incentive compensation. The Committee annually grants options, on a targeted long-term value basis, to acquire shares of Dain Rauscher's common stock. These annual option grants have a ten-year term, have an exercise price equal to the closing price per share of Dain Rauscher's common stock as reported on the New York Stock Exchange on the day prior to the date of the grant, and generally vest ratably over three years. Prior to 1999, the size of the annual option grants was based in large part on a formula tied to each Executive Officer's total cash compensation for the preceding year. Beginning with the February 1999 grants, the Committee shifted to a targeted value approach for its option grant guidelines which allows other factors in addition to individual performance to be considered. The Committee believes that stock options provide an incentive to achieve Dain Rauscher's longer-term strategic goals by aligning the financial interests of the Executive Officers with those of Dain Rauscher's stockholders.
   Targeted long-term values are based on competitive guidelines established with the assistance of an independent third party. The size of the individual grant to each Executive Officer may vary from the guidelines, however, to take into consideration the performance of the individual and his or her operating unit and other factors. The grant guidelines are reviewed periodically by the Chief Executive Officer and the Committee for appropriateness and competitiveness.
   In addition to regular annual option grants, the Committee has made special grants from time to time to selected Executive Officers. These special grants, which are typically in a combination of restricted shares and options, have been awarded in the past to recognize newly elected members of the Executive Committee or to increase the stock ownership of an Executive Officer to a level commensurate with his or her responsibilities. These special grants help build stock incentives and retention value among key executives.

Determination of 1999 Executive Officer Compensation
   The Committee met three times in early 2000 to review and approve annual bonuses and long-term incentive grants for the Executive Officers and to determine the annual bonus of the Chief Executive Officer. In preparation for these meetings, the Committee reviewed the overall profitability, growth and financial performance of Dain Rauscher and its various business lines, as well as the established compensation ranges and targets for the Executive Officers.

Chief Executive Officer Compensation
   The Committee considered several factors in establishing Mr. Weiser's total compensation for 1999. First, at the beginning of 1999, the Committee established a targeted cash compensation figure for Mr. Weiser based on the competitive compensation levels of other chief executive officers in the securities industry. The targeted compensation was designed to vary according to both Dain Rauscher's earnings per share for the year on a fully diluted basis, and the accomplishment of certain strategic, performance and budgetary objectives identified in Mr. Weiser's 1999 workplan. After considering all of these factors, the Committee concluded that a bonus of $2,450,000 accurately reflected both Dain Rauscher's overall financial performance in 1999, and Mr. Weiser's achievement of certain strategic objectives identified in his 1999 workplan.
   As part of Dain Rauscher's annual long-term incentive compensation package for Executive Officers, in February 1999 the Committee authorized an annual grant to Mr. Weiser of options to purchase 35,000 shares of Dain Rauscher common stock. Subsequent to authorizing this grant, the Committee completed its review of the significant changes in the securities industry occurring in the past several years, the expected continuance of severe competitive pressures affecting Dain Rauscher in the near term, and the leadership that would be required to implement Dain Rauscher's new five-year strategic plan. On the basis of these factors, and acknowledging the need to retain and recognize Mr. Weiser's services, the Committee concluded in April 1999 that it was appropriate to provide Mr. Weiser with an additional special, one-time grant of options at an above-market exercise price in lieu of multiple competitive annual option grants over the next three to five years. The Committee therefore authorized a grant to Mr. Weiser of options to acquire a total of 265,000 shares at an above-market exercise price of $50.00 per share (representing a premium of 42% over the then-fair market value of $35.125 per share).
   This total consisted of a grant of options under the Dain Rauscher 1996 Stock Incentive Plan (the "'96 Plan") to purchase 115,000 shares of Dain Rauscher common stock, and a grant of options to purchase 150,000 shares of common stock under a special option agreement outside of the '96 Plan. The latter grant was made subject to the provision that if the closing price of Dain Rauscher common stock on the New York Stock Exchange were less than $50.00 per share at any time duringcalendar year 2000, the non-plan grant would be cancelled and Dain Rauscher would issue a replacement grant under the '96 Plan on the same terms and conditions as the non-plan grant (including an above-market exercise price of $50.00 per share). On January 3, 2000, the closing price of Dain Rauscher common stock was $46.025 per share; accordingly, on January 4, 2000, the non-plan grant was cancelled in accordance with its terms, and Dain Rauscher re-granted options to Mr. Weiser to acquire 150,000 shares under the '96 Plan. These special options vest one-third on each of April 5, 2002, 2003 and 2004.
   Section 4999 of the Internal Revenue Code (the "IRC") imposes a special excise tax on "parachute payments," as defined in Section 280G of the IRC. The special, one-time grant of non-qualified options discussed above that were awarded to Mr. Weiser, together with other payments that may be due to Mr. Weiser in the event of a "change in control" of Dain Rauscher, may cause Mr. Weiser to be liable for the payment of these special excise taxes under Section 4999. In order to avoid undermining the incentives behind granting Mr. Weiser these options, in July 1999 Dain Rauscher entered into an agreement intended to provide Mr. Weiser with the right to receive a special payment to cover any special excise taxes imposed on him under the IRC as the result of a "change in control" of Dain Rauscher, as defined in the agreement.

Compensation of Certain Other Executive Officers
   In April 1999, the committee also concluded, based in part on the recommendation of the Chief Executive Officer, that two other Executive Officers, one of whom was a new member of the Executive Committee, should also receive special grants of restricted shares of Dain Rauscher common stock, and options to purchase shares of common stock, as a means to retain their services in an increasingly competitive industry, and to build their stock ownership and long-term performance incentives. The restricted shares vest in whole on April 5, 2004, the fifth anniversary of the date of grant. The options were granted at an exercise price equal to the closing price per share of Dain Rauscher common stock as reported on the New York Stock Exchange on the day prior to the date of grant, and vest in full on April 5, 2004, the fifth anniversary of the date of grant.

Deductibility of Executive Compensation
   Section 162(m) of the IRC generally limits Dain Rauscher's ability to deduct, for corporate income tax purposes, certain compensation in excess of $1 million per year paid to persons named in the Summary Compensation Table. Through the Dain Rauscher Annual Cash Bonus Plan for Designated Corporate Officers, which was approved by stockholders in 1998, Dain Rauscher has endeavored to ensure that bonuses paid under that plan to the Executive Officers named in the Summary Compensation Table will continue to meet the deductibility requirements of
Section 162(m). In 1999 the Committee delegated its administrative and oversight authority regarding the '96 Plan and the Annual Cash Bonus Plan for Designated Corporate Officers to a Section 162(m) Sub-committee, which is comprised only of directors from the Committee who qualify as "outside directors" under the IRC. The one-time option grants in 1999 to Mr. Weiser were approved by this Sub-committee and were designed to comply with the deductibility requirements of
Section 162(m). Dain Rauscher reserves the flexibility to design effective compensation plans that meet the executive compensation objectives described above, which may result in Dain Rauscher's inability to deduct compensation under Section 162(m).

Summary
   The Committee believes that the compensation plans for Dain Rauscher's Executive Officers have been designed so as to focus their efforts on the achievement of Dain Rauscher's business strategy and corporate objectives, and to align the Executive Officers' interests with those of Dain Rauscher's stockholders. The Committee will continue to evaluate these programs to ensure that they do so.

   Susan S. Boren, Chairperson
   Walter F. Mondale
   Robert L. Ryan
   Arthur R. Schulze Jr.
Members of the Compensation and Organization Committee



SUMMARY COMPENSATION TABLE
   The following table summarizes, for each of the last three fiscal years, the compensation of the Chief Executive Officer and each of the four other most highly compensated Executive Officers of Dain Rauscher. The principal position indicated for each individual represents the position held on December 31, 1999.

                                                                                   Long-Term Compensation

                                           Annual Compensation                              Awards

                                                                       Restricted Securities Underlying All Other
Name & Principal Position              Year    Salary    Bonus (1)     Stock (2)  Options / SARs (3)    Compensation (4)
Irving Weiser,                        1999    $300,000   $2,450,000          --       300,000             $181,368
Chairman, President & CEO             1998    $250,000   $  175,000          --        50,000             $ 34,050
                                      1997    $250,000   $1,200,000          --        23,000             $194,165

John C. Appel,                        1999    $200,000   $1,100,000          --        12,000             $ 80,118
Vice Chairman & CFO                   1998    $200,000   $  300,000          --        24,000             $ 52,800
                                      1997    $197,916   $  675,000          --        11,100             $115,415

Peter M. Grant, (5)                   1999    $173,750   $3,500,000      28,470        27,000             $239,368
Executive Vice President              1998    $98,403    $1,051,597          25        12,000             $     --
Co-President, Dain Rauscher Wessels

Ronald A. Tschetter,                  1999    $200,000   $1,200,000          --        12,000             $ 87,618
Senior Executive Vice President       1998    $175,000   $  625,000          --        24,000             $101,550
President, Private Client Group       1997    $150,000   $  900,000          --         6,300             $149,165

Kenneth J. Wessels, (5)               1999    $300,000   $1,200,000          --        35,000             $103,243
Senior Executive Vice President       1998    $225,000   $  650,000          --        73,669             $102,300
Co-President, Dain Rauscher Wessels

   (1) For 1999, 1998 and 1997, respectively, this number includes the following amounts deferred under the Management Deferred Stock Plan (formerly the Executive Deferred Compensation Plan): Mr. Weiser, $672,000, $52,500 and $360,000; Mr. Appel, $267,500, $90,000 and $202,500; Mr. Grant, $987,500 (1999
only); Mr. Tschetter, $297,500, $170,000 and $270,000; and Mr. Wessels, $360,000
and $195,000 (1999 and 1998 only). A summary of the terms of the Management Deferred Compensation Plan is provided on page 14.

   (2) Restricted shares granted in 1999 which vest 100% on April 5, 2004, the fifth anniversary of the date of grant. Mr. Grant also received 25 shares of vested Dain Rauscher common stock in 1998 for participating on the company's strategic planning task force.
   (3) For 1999, this number includes option grants previously disclosed in Dain Rauscher's 1999 Proxy Statement as follows: Mr. Weiser, 35,000; Mr. Appel, 12,000; Mr. Tschetter, 12,000; and Mr. Wessels, 35,000. Consistent with the shift in Dain Rauscher's compensation program for Executive Officers that occurred in February 1999 (discussed on page 10), these numbers reflect all options granted during 1999 but do not include any grants to these Executive Officers made after December 31, 1999. All options are ten-year options having an exercise price equal to the closing price per share of Dain Rauscher's common stock as reported on the New York Stock Exchange on the day prior to the date of grant, except for: (a) a special grant of 265,000 options to Mr. Weiser which were granted at a premium price (see page 10), and (b) options that had a five-year term to purchase 49,669 shares granted to Mr. Wessels in 1998 in connection with the purchase of his ownership interest in Wessels, Arnold & Henderson, LLC ("WAH"). Options granted in 1998 and prior years vest over four years. Options granted in 1999 vest over three years, except for Mr. Weiser's special grant of 265,000 shares which vests over five years, and a grant of 20,000 shares to Mr. Grant which vests 100% on the fifth anniversary of the date of grant.
   (4) This number includes for each of 1999, 1998 and 1997, respectively: (a) Dain Rauscher's contributions under the Dain Rauscher Retirement Plan in the following amounts: Mr. Weiser, $13,243, $7,800 and $14,165; Mr. Appel, $13,243,
$7,800 and $14,165; Mr. Grant, $6,803 (1999 only); Mr. Tschetter, $13,243,
$7,800 and $14,165; and Mr. Wessels, $13,243 and $4,800 (1999 and 1998 only);
and (b) Dain Rauscher's matching contributions in the following amounts under the Management Deferred Stock Plan on bonus amounts earned by Executive Officers, but deferred: Mr. Weiser, $168,125, $26,250 and $180,000; Mr. Appel, $66,875, $45,000 and $101,250; Mr. Grant, $246,875 (1999 only); Mr. Tschetter,
$74,375, $85,000 and $135,000; and Mr. Wessels, $90,000 and $97,500 (1999 and
1998 only). Summaries of the terms of the Retirement Plan and Management Deferred Stock Plan are provided on page 14.
   (5) Mr. Grant became a member of the Dain Rauscher Executive Committee in April 1999, upon becoming Co-President, with Mr. Wessels, of Dain Rauscher Wessels. Mr. Wessels joined Dain Rauscher upon its acquisition of WAH in March 1998. Mr. Wessels' option totals include a grant in February 1999 of options to purchase 10,000 shares of common stock, based in part on Mr. Wessels' 1998 performance; a special one-time grant of options to purchase 25,000 shares of common stock made in February 1999; a grant in March 1998 of options to purchase 24,000 shares of common stock pursuant to Mr. Wessels' employment agreement; and a grant in March 1998 of options to purchase 49,669 shares of common stock made in connection with the acquisition of Mr. Wessels' ownership interest in WAH. A summary of the terms of Mr. Wessels' employment agreements with Dain Rauscher begins on page 15.

Options and Stock Appreciation Rights
   The following tables summarize option grants made to the Executive Officers named in the Summary Compensation Table during the year ended December 31, 1999; option exercises, if any, made by those persons in that year; and the potential realizable value of the options owned by these officers as of December 31, 1999. Consistent with the changes made in February 1999 to Dain Rauscher's compensation program for Executive Officers, which is described on pages 9 and 10, options granted to these Executive Officers after December 31, 1999, are not reflected. No stock appreciation rights ("SARs") have been granted to any of the named Executive Officers.

        Option/SAR Grants Awarded During the Year Ended December 31, 1999

                                          Individual Grants
                                             % of Total                                 Potential Realizable Value At Assumed
                        Number of          Options / SARs        Exercise                    Annual Rates of Stock Price
                  Securities Underlying Granted to Employees or Base Price    Expiration    Appreciation for Option Term (4)
Name             Options / SARs Granted        in 1999        (per share)(3)     Date        5%($47.95)     10%($76.36)
Irving Weiser            35,000(1)              4.3 %            $29.440       2/3/2009      $  648,013     $1,642,192
                        115,000(2)             14.2 %            $50.000       4/5/2009      $  829,716     $4,727,098
                        150,000(2)             18.5 %            $50.000       4/5/2009      $1,082,239     $6,165,781

John C. Appel            12,000(1)              1.5 %            $29.440       2/3/2009      $  222,176     $  563,037

Peter M. Grant            7,000(1)              0.9 %            $29.440       2/3/2009      $  129,603     $  328,438
                         20,000(2)              2.5 %            $35.125       4/5/2009      $  441,798     $1,119,604

Ronald A. Tschetter      12,000(1)              1.5 %            $29.440       2/3/2009      $  222,176     $  563,037

Kenneth J. Wessels       35,000(1)              4.3 %            $29.440       2/3/2009      $  648,013     $1,642,192

   (1) Options granted on February 3, 1999, and, other than in Mr. Grant's case, disclosed in Dain Rauscher's 1999 Proxy Statement. These options become exercisable as follows: one-third on each of February 3, 2000, 2001 and 2002.
   (2) Options granted on April 5, 1999, which, for Mr. Weiser, become exercisable as follows: one-third on each of April 5, 2002, 2003 and 2004. Mr. Grant's options vest 100% on April 5, 2004.
   (3) Other than the grants of 115,000 and 150,000 shares made to Mr. Weiser in April 1999, the exercise price is equal to the closing price per share of Dain Rauscher common stock on the New York Stock Exchange on the day prior to the date of grant. Mr. Weiser's options were granted at an exercise price of $50.00, which reflects a premium of 42% over the then-market price of $35.125.
   (4) These numbers represent the potential gains based on annual compound stock price appreciation of five percent and ten percent from the date of the grant until the expiration date. The amount in parentheses indicates what the price would be for one share of Dain Rauscher common stock on the expiration date at those rates of appreciation for the grants made on February 3, 1999. The price for one share of stock on the date of expiration for the option grants made to Mr. Weiser and Mr. Grant on April 5, 1999, would be $57.21 and $91.11, assuming a five percent and ten percent annual rate of appreciation, respectively. The amounts given represent assumed rates of appreciation only. The actual gains, if any, on option exercises will depend on the future performance of Dain Rauscher common stock.

     Aggregate Option/SAR Exercises During Year Ended December 31, 1999 and
                 Value of Options/SARs Held at December 31, 1999

                                                      Number of Unexercised
                                                      Securities Underlying         Value of Unexercised
                            Shares                   Options / SARs Held at      In-the-Money Options /SARs at
                           Acquired     Value           December 31, 1999            December 31, 1999
  Name                   on Exercise Realized (1)  (Exercisable/Unexercisable) (Exercisable/Unexercisable) (1) (2)
  Irving Weiser               200     $  8,366         226,100  /380,550            $ 6,833,544  / $ 959,219
  John C. Appel            20,000     $744,375          77,070  /51,830             $ 2,119,904  / $ 405,689
  Peter M. Grant                0     $      0               0  /39,000             $         0  / $ 346,920
  Ronald A. Tschetter       3,300     $116,876          50,810  /45,390             $ 1,484,096  / $ 328,564
  Kenneth J. Wessels            0     $      0           9,993  /98,676             $         0  / $ 597,100

   (1) "Value" is the difference between the per-share option exercise price and the closing price of Dain Rauscher common stock on the New York Stock Exchange on the date of exercise or December 31, 1999.
   (2) "In-the-money" means the market price of the common stock is greater than the exercise price of the option on the date specified.

DESCRIPTION OF EXECUTIVE OFFICER COMPENSATION PLANS

   Dain Rauscher has two compensation plans in which its Executive Officers participate: the Management Deferred Stock Plan (formerly known as the Executive Deferred Compensation Plan), and the Dain Rauscher Retirement Plan.


Management Deferred Stock Plan
   The Management Deferred Stock Plan, in which the Executive Officers and the next level of the company's senior management participate, requires each Executive Officer (or other participating officer) to invest a portion of his or her bonus compensation in Dain Rauscher's common stock. For 1999, the mandatory deferral varied from 10 percent to 20 percent of bonus compensation earned for the year, depending upon the level of bonus compensation earned. Each officer was also entitled to voluntarily defer up to an additional 10 percent of his or her total bonus compensation earned for the same period. All deferred amounts, both mandatory and voluntary, are credited to accounts which are deemed to have been invested in shares of Dain Rauscher's common stock. Shares of common stock are credited each year to the accounts of the participating officers following payment of bonuses for the preceding year, and each participating officer receives a matching contribution from Dain Rauscher, based on the company's net return on average equity. The match varies with return on average equity from a minimum of 15 percent to a maximum of 50 percent of the amount deferred. Subject to acceleration in certain circumstances, participating officers do not become immediately vested in the mandatory deferred amounts; instead, one-third becomes vested upon crediting of the mandatory deferral to the officer's account; a further one-third becomes vested on the January 1st immediately following the crediting of that deferral; and the final one-third becomes vested on the second January 1st following the crediting of the deferral. Participating officers are always 100 percent vested in the voluntary deferrals they make. Each participating officer becomes vested in the matching contributions made by Dain Rauscher on the fourth January 1st following the date that the match was credited to the officer's account. Distributions of account balances credited to participants under the plan generally are paid over two years in shares of Dain Rauscher common stock after the participant retires.


Retirement Plan
   All Dain Rauscher employees may participate in the Retirement Plan after satisfaction of certain basic eligibility criteria. Under this plan, Dain Rauscher annually contributes a percentage of all participants' eligible compensation. The Board of Directors determines the level of contribution to the Retirement Plan, subject to a 3-percent minimum contribution. In addition, during 1999, participating employees received a company-matching contribution at a rate of 40 percent on voluntary, before-tax contributions of up to 5 percent of their eligible compensation (subject to federal tax law limitations) made by the employees to their accounts under the Plan up to $3,000 annually. Participants generally vest in company contributions after five years of employment with Dain Rauscher. Vested shares held in the Retirement Plan for participating employees may be distributed subject to in-service loan and distribution rules or after certain events of maturity (such as separation from service, or the employee's death or disability).


COMPENSATION ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

   Mr. Kenneth J. Wessels. Dain Rauscher entered into a written employment agreement (the "'98 Agreement") with Kenneth J. Wessels upon the acquisition of Wessels, Arnold & Henderson, LLC ("WAH") in March 1998. The initial term of Mr. Wessels' employment agreement ran until December 31, 1999, and governed his compensation for 1999. The `98 Agreement was amended in February 1999 and terminated in December 1999. A new agreement (the "'99 Agreement") was entered into as described on the next page.

   `98 Agreement.  The '98 Agreement had the following basic provisions.

   Cash Compensation. The '98 Agreement provided that Mr. Wessels would receive an annual base salary of $300,000, annualized guaranteed total cash compensation (including base salary) of $1.5 million and an additional bonus based on a formula tied to the performance of the Equity Capital Markets division which Mr. Wessels headed. In February 1999, Mr. Wessels agreed to an amendment of these terms which reduced his guaranteed total cash compensation for 1998 to $875,000. This amendment did not affect any future year's compensation. In general, the performance bonus formula was based on the compound annual growth rate and fully allocated profit margin of the Equity Capital Markets division, multiplied by specific targets for 1998 and 1999. No bonus was paid under the formula for either year.

   Options to Purchase Dain Rauscher Common Stock. Under the terms of the '98 Agreement, Dain Rauscher granted Mr. Wessels ten-year non-qualified stock options to purchase 24,000 shares of Dain Rauscher common stock at a price equal to $58.875 per share. These options vest 20 percent on March 31, 2000, an additional 30 percent on March 31, 2001, and the final 50 percent on March 31, 2002. Dain Rauscher also granted Mr. Wessels five-year non-qualified stock options to purchase 49,669 shares of common stock at a price of $58.875 per share in connection with the acquisition of Mr. Wessels' ownership interest in WAH. These options vested 20 percent on March 31, 1999, the next 30 percent vests on March 31, 2000, and the remaining 50 percent on March 31, 2001. For both grants, the vesting of the options is subject to acceleration upon any "change in control" of Dain Rauscher (as defined in the agreement), if Dain Rauscher terminates Mr. Wessels' employment without cause (as defined in the agreement), or if Mr. Wessels voluntarily terminates his employment for good reason (as defined in the agreement).

   Death, Disability, Termination or Resignation. If Mr. Wessels had died or become permanently disabled during the term of his contract, the '98 Agreement provided that he (or his estate) would receive his accrued but unpaid base salary together with a pro rata share of his guaranteed minimum total cash compensation for the year and any vested benefits under Dain Rauscher's benefit plans. If Mr. Wessels' employment had been terminated for cause (as defined in the agreement) during the term of the agreement, or he had voluntarily terminated his employment without good reason (as defined in the agreement), he would have been paid only his accrued but unpaid base salary and any vested benefits. Alternatively, if Dain Rauscher had terminated Mr. Wessels without cause (as defined in the agreement), or Mr. Wessels had voluntarily terminated his employment for good reason (as defined in the agreement), Dain Rauscher would have paid him his guaranteed minimum total cash compensation for each year through December 31, 2000.

   Non-Competition and Non-Solicitation. The '98 Agreement also prohibited Mr. Wessels from competing with Dain Rauscher in the equity capital markets business, and from soliciting any Dain Rauscher employee, or any customer of the Equity Capital Markets division of Dain Rauscher, for a period of two years from the date the agreement was terminated.

   `99 Agreement. Mr. Wessels and Dain Rauscher entered into a new employment agreement in December 1999. The '99 Agreement, which will be filed with the Securities and Exchange Commission, has the following basic terms.

   Basic Terms. Under the '99 Agreement, Mr. Wessels became Chairman of the Equity Capital Markets division, but will no longer be on the Dain Rauscher Executive Committee. Both Mr. Wessels and Dain Rauscher have the right to terminate the '99 Agreement on thirty days' notice to the other party. Mr. Wessels will continue to be a member of Dain Rauscher's Board of Directors, and agreed to stand for reelection for an additional one-year term at the 2000 Annual Meeting if nominated by the Board.

   Compensation. Beginning on January 1, 2000, Mr. Wessels will receive an annualized salary of $150,000 per year. In addition, as long as Mr. Wessels is not terminated for "cause," as defined in the agreement, and is employed through at least March 31, 2000, he will be eligible for an incentive bonus. The bonus will be equal to a pro rata portion of the "Annualized Calculation," as defined in the `99 Agreement, less a ten percentage point reduction, if Mr. Wessels' employment terminates between March 31 and June 30, 2000. The amount of the "Annualized Calculation" will range from $300,000 to $1 million, with a target of $600,000, depending on whether the Equity Capital Markets division meets or exceeds specific net revenue benchmarks. Also beginning January 1, 2000, Mr. Wessels will no longer be eligible to receive stock options or to participate in deferred compensation programs, but will remain eligible for the Retirement Plan and other benefit programs. On February 10, 2000, Dain Rauscher also entered into a supplemental agreement with Mr. Wessels providing for the payment of an additional $500,000 for consulting and other services to be rendered by him.

   Non-Competition and Non-Solicitation. The non-competition and non-solicitation provisions of the '98 Agreement with Dain Rauscher will continue in force. As a result, Mr. Wessels is prohibited from competing with Dain Rauscher in the equity capital markets business, and is prohibited from soliciting any Dain Rauscher employee, or any customer of the Equity Capital Markets division of Dain Rauscher, for a period of two years from the date the '99 Agreement is terminated.

   Mr. Irving Weiser. Dain Rauscher and Mr. Weiser entered into a "Section 280G Change in Control Gross-Up Agreement" (the "Section 280G Agreement") on July 10, 1999. The Section 280G Agreement will be filed with the Securities and Exchange Commission. Under the terms of this contract, Dain Rauscher will provide Mr. Weiser with a payment necessary to cover any special excise taxes imposed on Mr. Weiser under Sections 280G and 4999 of the Internal Revenue Code as a result of a "change in control" of Dain Rauscher, as defined in the Section 280G Agreement.

CERTAIN TRANSACTIONS
   As a broker-dealer, DRI occasionally extends credit under Federal Reserve Regulation T to Dain Rauscher's directors, Executive Officers, and members of their immediate families. These loans, which may, on occasion, exceed $60,000, are made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those governing the extension of credit to other persons, and do not involve more than normal risk of collectability, or have other unfavorable features.


COMPARATIVE STOCK PERFORMANCE
   The graph below compares the cumulative total return on Dain Rauscher's common stock for the last five fiscal years with the cumulative total return on the S&P 500 Stock Index and the Regional Sub-Index of the Financial Service Analytics Stock Price Index (the "FSA Regional Index") over the same period (assuming the investment of $100 in each on December 31, 1994, and the reinvestment of all dividends).

S&P 500               FSA Regional Index             DRC
100                   100                            100
138                   154                            172
169                   221                            245
225                   457                            487
290                   384                            212
351                   402                            341


   (1) The total return calculations on the FSA Regional Index were performed by Financial Service Analytics, Inc. The FSA Regional Index is composed of seven publicly held regional securities firms, including Dain Rauscher, and has been weighted based upon their market capitalizations.

   (2) The total return calculations on the S&P 500 Index were performed by Standard & Poor's Compustat Services, Inc.

Proposal 2 -- Approval of the Employee Stock Purchase Plan
   Dain Rauscher seeks stockholder approval of the 2000 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan was adopted by Dain Rauscher's Board of Directors on October 27, 1999, subject to stockholder approval. The Purchase Plan provides for the purchase of shares of Dain Rauscher common stock by employees at the end of certain "purchase periods," as described below.
   The purpose of the Purchase Plan is to give Dain Rauscher employees an opportunity to share in the ownership of the company by providing them with a convenient means for regular and systematic purchases of Dain Rauscher common stock, and, consequently, to develop a stronger incentive to work for Dain Rauscher's continued success. The Purchase Plan permits participating employees to purchase common stock on the last business day of any purchase period (a "Purchase Period") at a price equal to 85% of the fair market value of the common stock on that date. Subject to approval of the Plan by stockholders, the first Purchase Period will begin on July 3, 2000, and end on the last business day of September 2000. Thereafter, a Purchase Period will begin on the first business day in January, April, July and October of each year, and end on the last business day in March, June, September and December of each year. A current Purchase Period will also end upon the approval by Dain Rauscher's stockholders or Board of Directors of a consolidation or merger, any transfer of substantially all of the company's assets, any plan of liquidation or dissolution, or similar occurrence.
   Any person who is a full-time or part-time Dain Rauscher employee as of the first day of a Purchase Period, including a director who is also an employee, is eligible to participate in the Purchase Plan. As of December 31, 1999, there were approximately 3,921 persons who were eligible as a class to participate in the Purchase Plan. Under Internal Revenue Code ("IRC") requirements, no participant may purchase (a) more than 500 shares under the Purchase Plan for a given Purchase Period, or (b) shares having a fair market value (determined at the beginning of each Purchase Period) exceeding $25,000 under the Purchase Plan and all other employee stock purchase plans for any calendar year.
   Initially, participating employees may direct Dain Rauscher to make monthly payroll deductions of at least $10 but no more than $250 from their current, regular compensation. This amount may be increased from time to time by the committee that will administer the Plan. Participating employees may withdraw from the Purchase Plan at any time; however, no employee may enroll again after a withdrawal until commencement of the next Purchase Period. Upon a participant's termination of employment with Dain Rauscher for any reason, participation in the Purchase Plan will cease, and amounts previously credited to the participant's stock purchase account will be used to purchase shares at the end of the Purchase Period, unless the participant elects to have the account balance paid in cash. In the event of termination due to death, the participant's estate may elect to have the balance of the participant's stock purchase account paid in cash to the participant's estate or a designated beneficiary.
   All shares purchased under the Purchase Plan will initially be held by the outside administrators of the plan. Any cash dividends paid by Dain Rauscher on the common stock will be automatically reinvested in additional shares of stock. Shares purchased by a Dain Rauscher employee under the Purchase Plan will be delivered upon request at any time after the first anniversary of the beginning of the Purchase Period in which the shares were acquired.
   A committee designated by the Board of Directors will administer the Purchase Plan. The committee will have full authority to interpret the Purchase Plan and establish rules and regulations for the administration of the Purchase Plan. The Board of Directors may exercise the committee's powers and duties under the Purchase Plan. Unless earlier discontinued or terminated by the Board of Directors, the Purchase Plan will automatically terminate when all of the common stock available for purchase under the Purchase Plan has been sold. The Purchase Plan permits the Board of Directors to amend or discontinue the Purchase Plan at any time, except that prior stockholder approval will be required for any amendment to the Purchase Plan that requires stockholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange, or any other securities exchange that are applicable to Dain Rauscher.
   The Purchase Plan provides for the issuance of up to 500,000 shares of Dain Rauscher common stock, subject to adjustment in the event of a recapitalization, the issuance of one or more stock dividends, or other similar changes to Dain Rauscher's corporate structure or stock. The common stock to be sold under the Purchase Plan may be authorized but unissued shares, shares acquired in the open market, shares held in treasury, or shares acquired from other sources.
   The Purchase Plan, and the right of participants to make purchases under the plan, is intended to qualify under the provisions of Sections 421 and 423 of the IRC. As a result, payroll deductions under the Purchase Plan will be taxable to a participant as compensation for the year in which these amounts would otherwise have been paid to the participant. Dain Rauscher ordinarily will be allowed a tax deduction at the time and in the amount of the ordinary income recognized by the participant from the grant of shares.
   The Board of Directors unanimously recommends a vote "FOR" the proposal to approve the 2000 Employee Stock Purchase Plan. The affirmative vote of a majority of the shares of Dain Rauscher common stock present and entitled to vote at the 2000 Annual Meeting is necessary to approve Proposal 2. Proxies will be voted in favor of Proposal 2 unless otherwise specified.

Proposal 3 -- Ratification of Appointment of Auditors
   The Board of Directors, based upon the recommendation of its Audit Committee, has appointed KPMG LLP as independent auditors to audit the consolidated financial statements of Dain Rauscher and its subsidiaries for the current fiscal year ending December 31, 2000, and to perform other appropriate accounting services, and recommends that the stockholders of Dain Rauscher ratify that appointment. KPMG LLP has audited Dain Rauscher's financial statements since 1989. A representative of KPMG LLP will be present at the 2000 Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.
   The Board of Directors unanimously recommends a vote "FOR" the proposal to ratify the appointment of KPMG LLP as Dain Rauscher's auditors. The affirmative vote of a majority of the shares of Dain Rauscher common stock present and entitled to vote at the 2000 Annual Meeting is necessary to approve Proposal 3. Proxies will be voted in favor of Proposal 3 unless otherwise specified.

General

OTHER BUSINESS
   The Board of Directors does not know of any other business to come before the 2000 Annual Meeting of Stockholders. If any other matters are properly brought before the meeting, however, the persons named in the accompanying form of proxy will vote in accordance with their best judgment.


HOW DAIN RAUSCHER SOLICITS PROXIES
   In addition to soliciting proxies by mail, officers, directors and other regular employees of Dain Rauscher or its subsidiaries may solicit proxies on behalf of the Board of Directors in person or by telephone. Dain Rauscher may also retain, at its expense, an independent proxy solicitation firm to assist in the solicitation of proxies. The cost of retaining a proxy solicitation firm in this regard would likely be less than $10,000. Dain Rauscher will also request that brokers or other nominees who hold shares of common stock in their names for the benefit of other persons forward proxy materials to, and obtain voting instructions from, the beneficial owners of such stock. The entire cost of soliciting proxies for the 2000 Annual Meeting will be borne by Dain Rauscher.


STOCKHOLDER PROPOSALS FOR NEXT YEAR
   In order either to be included in the proxy statement for presentation at the next Annual Meeting of Dain Rauscher's stockholders or otherwise not be considered "untimely," any stockholder proposal must be received by the Secretary at Dain Rauscher's principal executive offices, Dain Rauscher Plaza, 60 South Sixth Street, P.O. Box 1160, Minneapolis, Minnesota 55440-1160, not later than December 28, 2000. If no notice with respect to the proposal is received by Dain Rauscher's Secretary by that date, the company intends to use its discretionary authority to vote on any such matter that may come before the 2001 Annual Meeting.


QUESTIONS?
   If you have questions or need more information about the Annual Meeting, write to:
   Carla J. Smith, Secretary
   Dain Rauscher Corporation
   Dain Rauscher Plaza
   60 South Sixth Street
   P.O. Box 1160
   Minneapolis, Minnesota 55402-1160

   or call Dain Rauscher at 612-371-2711.

   Upon written request sent to the address above, Dain Rauscher will furnish, without charge, to persons solicited by this proxy statement, a copy of its 1999 Annual Report on Form 10-K (excluding exhibits).

    Date
         ______________________________________________


Signature(s) in Box
Please sign exactly as your name(s) appear on proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.



                            DAIN RAUSCHER CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

                            Thursday, April 27, 2000
                                 3:30 p.m. (CT)

                             First Floor Auditorium
                          Lutheran Brotherhood Building
                             625 Fourth Avenue South
                             Minneapolis, Minnesota






DAIN RAUSCHER
60 SOUTH SIXTH STREET
MINNEAPOLIS, MN 55402-4422


                                                                           proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 27, 2000.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, and 3.

The undersigned hereby appoints Irving Weiser and John C. Appel, and each of them, with power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Dain Rauscher Corporation to be held on April 27, 2000, and at all adjournments thereof, as specified below on the matters referred to an in their discretion upon any other matters which may be brought before the meeting.






                       See reverse for voting instructions

Company #
Control #


There are three ways to vote your Proxy:

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Vote by telephone - toll free - 1-800-240-6326 - Quick *** Easy *** Immediate
- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number located above.
-    Follow the simple instructions as prompted.

Vote by Internet - http://www.eproxy.com/drc/ - Quick *** Easy *** Immediate
-    Use the Internet to vote your proxy 24 hours a day, 7 days a week.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number located above to obtain your records and create an electronic ballot.

Vote by mail
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to
DAIN RAUSCHER, c/o Shareholder Services(TM), P.O. Box 64873, St. Paul,
MN 55164-0873.

Electronic votes are accepted until Wednesday, April 26, at noon (CT). Proxy cards are accepted until the Annual Meeting starts, Thursday, April 27, 3:30 p.m. CT.




    IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.
                            [ ]Please detach here [ ]

         The Board of Directors Recommends a Vote FOR Items 1, 2, and 3.

1. Election of directors: 01 John C. Appel        05 Walter F. Mondale     08 Arthur R. Schulze, Jr.   [ ]Vote
FOR                       [ ]                     Vote WITHHELD
                          02 J. Evans Attwell     06 C. A. Rundell, Jr.    09 Irving Weiser            all
nominees                                          from all nominees
                          03 Susan S. Boren       07 Robert L. Ryan        10 Kenneth J. Wessels       (except as marked)
                          04 F. Gregory Fitz-Gerald

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2. Approval of the Employee Stock Purchase Plan  [ ] For [ ] Against [ ] Abstain
3. Ratification of Appointment of Auditors       [ ] For [ ] Against [ ] Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES NAMED IN ITEM 1 AND EACH OTHER PROPOSAL.
Address change? Mark box. [ ]
Indicate changes below: